Exhibit 99.1

Chanticleer Holdings Completes $7.8 Million Rights Offering

CHARLOTTE, NC – March 20, 2015 - Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer Holdings” or the "Company"), owner and operator of multiple restaurant brands internationally and domestically, announced that it has received gross proceeds of $7,799,484 in subscriptions for 3,899,742 shares of common stock from its previously announced rights offering, which expired on March 16, 2015 at 5:00 p.m. EDT.

“Thank you to our shareholders for their support and the confidence they have shown in Chanticleer’s growth strategy, as well as Source Capital Group and the selling group for coordinating this successful rights offering. This capital transforms our restaurant portfolio and initiates the next phase of growth primarily with the recently announced acquisition of BGR: The Burger Joint. It is now our responsibility to execute on our strategy and we look forward to sharing our progress,” commented Mike Pruitt, CEO of Chanticleer Holdings, Inc.

“Chanticleer’s management has delivered strong growth with a clear go-forward strategy,” stated Richard H. Kreger, Senior Managing Director of Investment Banking at Source Capital Group.“The company’s shareholders have spoken, with over 210 holders electing to participate. This deal provides Chanticleer with the strong capital base to continue to expand the business, both organically and through acquisition, and to drive long-term shareholder value.”

The shares of the Company’s common stock subscribed for in the rights offering will be issued to shareholders as promptly as practicable. Under the terms of the rights offering, the Company had the right to reduce subscriptions in order to preserve certain of the Company’s tax attributes, such as the utilization of net operating loss carry forwards. On the basis of the Company’s analysis of tax attributes, the Company did not reduce the subscriptions of any shareholder in the rights offering.

The Company had entered into a dealer manager and placement agent agreement for the rights offering with Source Capital Group, Inc.

About Source Capital Group, Inc.

The Investment Banking Group at Source Capital offers a wealth of Wall Street experience through its seasoned professionals to the underserved small cap company sector and start-up companies as well. They have successfully funded both public and private companies with an emphasis on Rights Offerings. Source Capital Group offers equity and debt financing to help further the growth of companies that are often overlooked by the larger investment banking firms. Structured finance vehicles have also been used to achieve the needs of larger companies, while creating specific advantages that enhance their balance sheets. Source Capital Group began as an independent firm specializing in small to medium-sized investment banking transactions. Since 1992, it has grown into a full-service financial institution, while adhering to the highest standards of quality and integrity.

About Chanticleer Holdings, Inc

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. Chanticleer Holdings is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co. and owns a majority interest in Just Fresh restaurants in the U.S. Chanticleer Holdings expects to acquire BGR: The Burger Joint with proceeds from the Rights Offering.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact Information:

Chanticleer Holdings, Inc.
Investor Relations
Phone 704.366.5122
ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com